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Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement Form S-4/A and related Prospectus of Mobile Mini, Inc. for the registration of $150,000,000 of 9-1/2% Senior Notes and to the incorporation by reference therein of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Mobile Mini, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


Phoenix, Arizona
September 30, 2003